Exhibit 10.1
COOPERATIVE DEVELOPMENT ADDENDUM
TO
ENGINEERING AND DEVELOPMENT SERVICES MASTER AGREEMENT
THIS COOPERATIVE DEVELOPMENT ADDENDUM (this “Addendum”) is entered into as of November 20, 2019 and made effective as of July 1, 2019 (“Effective Date”), by and between SOLITON, INC., a Delaware company, having its principal office at 5304 Ashbrook Drive, Houston, TX 77081 (“Soliton”), and EMPHYSYS, INC., a Delaware corporation, having its principal office at 2-X Gill Street, Woburn, Massachusetts 01803 (hereinafter called “Emphysys”) (each a “Party” and collectively the “Parties”).
RECITALS

WHEREAS, the parties on May 5, 2015 entered into an Engineering and Development Services Master Agreement (the “Master Agreement”) wherein Emphysys provides engineering, design, consulting, and analysis services to Soliton;

WHEREAS, the parties wish to collaborate more closely with respect to certain product and technology applications under such Master Agreement and in accordance with the terms set forth in this Addendum and

WHEREAS, pursuant to this Addendum, the parties wish to develop an arrangement whereby Emphysys shall further assist Soliton over the next three years in maintaining and growing a multi-front research and development effort based on Emphysys’ core competencies as well as to provide associated engineering and product development services.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.     Term. (a) Term Generally. Soliton and Emphysys agree that the terms and conditions of this Addendum will be effective as of the Effective Date, and will, except as otherwise provided in this Addendum, continue in effect for a period of three (3) years from July 1, 2019 (“Initial Term”). At the end of thirty six (36) months from the Effective Date and at the end of each additional twelve (12) month period, this Addendum will automatically extend for an additional, successive, twelve (12) month renewal period (“Renewal Period”) unless either party provides the other party notice of its intention not to renew the Addendum with at least ninety (90) days written notice prior to the expiration of the Initial Term or any Renewal Period, on the same economic terms as those contained in Year 3 of this Addendum

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

(except for the Termination Fee which shall be governed by Section 3) (the Initial Term together with any Renewal Period(s) shall be referred to as the “Term”).

(b)    Termination Due to Material Breach; Termination for Convenience. Notwithstanding the foregoing, if either party is in material breach of any term of this Addendum or the Master Agreement and such breach is not substantially cured within forty-five (45) days after receiving written notice from the other party specifying such breach, then the non-breaching party may terminate this Addendum without any further obligation or liability hereunder except for payment of services already performed. For the avoidance of doubt, any termination pursuant to this Section 1(b) by Soliton due to an uncured breach by Emphysys shall not trigger the payment of a Termination Fee set forth in Section 3, but any termination pursuant to this Section 1(b) by Emphysys of an uncured breach by Soliton shall trigger the payment of a Termination Fee as set forth in Section 3 herein. The non-breaching party shall cooperate fully with the other party to facilitate a remedy of a material breach within the applicable cure period. Soliton agrees that so long as this Addendum remains in effect it shall not have the right to terminate the Master Agreement for convenience as provided for in Section 7.2 of the Master Agreement unless it pays the applicable Termination Fee (as defined in Section 3 herein).

(c)     Termination Upon Sale of Emphysys or Soliton. In the event that all or substantially all of the stock or assets of either Party are sold then, at the request of other party, this Addendum may be terminated and the obligation of Emphysys to provide future services hereunder (other than services to be provided under any then outstanding SOW which shall, at the option of Soliton, remain in full force and effect) shall terminate. For the avoidance of doubt, any termination under this Section 1(c) shall not release Soliton from its obligation to pay Emphysys for services provided or to be provided under any then outstanding SOWs and shall not release Emphysys from its obligation to provide services under any then outstanding SOWs. In addition, termination pursuant to this Section 1(c) shall not trigger the payment of a Termination Fee set forth in Section 3.

(d)    Modification of Term under the Master Agreement. The Parties agree that Section 7.1 of the Master Agreement is hereby modified to read as follows:

“7.1    Term. This Agreement shall expire on June 30, 2022 (the “Initial Term”). At the end of thirty six (36) months from July 1, 2019, (“Effective Date”) and at the end of each additional twelve (12) month period, the Addendum will automatically extend for an additional, successive, twelve (12) month Renewal Period unless either party provides the other party of its intention not to renew the Agreement with at least ninety (90) days written notice prior to the expiration of the Initial Term or any Renewal Period (the Initial Term together with any Renewal Period(s) shall be referred to as the “Term”).”

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

2.     Annual Minimum Budget and Payment Terms. During the Initial Term, Soliton will engage Emphysys to provide the following in labor only development expenditures under the Master Agreement, initiated either from Soliton’s engineering or R&D groups and managed by SOW’s under the Master Agreement containing mutually agreed milestones and deliverables, or as part of a previously negotiated understanding whereby Soliton shall pay Emphysys $[***] per month for unscheduled, miscellaneous activities in the nature of those conducted by Emphysys in the past based on requests of Soliton from time to time, as set forth below (the “Minimum Budget Commitment”):

Yearly Period:                    Revenue:
Year 1:     (07/01/19-6/30/20)            $[***]
Year 2:     (07/01/20-6/30/21)            $[***]
Year 3: (07/01/21-6/30/22)            $[***]
Subsequent years if extended            $[***]

3.     Failure of Soliton to Meet Minimum Budget Commitment or Termination for Convenience. The Parties acknowledge that any failure of Soliton to meet Minimum Budget Commitments, or a termination by Soliton for convenience will result in significant financial and other business harm to Emphysys. The parties further acknowledge: (1) the fees contained in this clause (a) represent a reasonable forecast of damages (a percentage of the remaining unpaid fees for services to be provided) and (b) are not arbitrary amounts; (2) the amount of the fees is not disproportionate or unreasonable compensation to Emphysys in the event of such termination; (3) both Parties are sophisticated commercial entities and have knowingly and willingly agreed to the payment of the minimum budget penalty (“Penalty”) as described in this Section 3.

In the event that Soliton does not meet the Minimum Budget Commitment for contracted services within a given year as defined in Section 2, or in the event of any early termination of this Addendum by Soliton for convenience pursuant to Section 7.2 of the Master Agreement the applicable Penalty shall be as follows:

Yearly Period:                    Penalty:
Year 1:     (07/01/19-6/30/20)            $[***]
Year 2:     (07/01/20-6/30/21)            $[***]
Year 3: (07/01/21-6/30/22)            $[***]
Subsequent years if extended            $[***]

Any Termination Fee shall be due in one lump sum payment made by Soliton on or before thirty (30) days following the effective date of any such termination. For the avoidance of doubt, any termination under this Section 3.1 shall not release Soliton from its obligation to pay Emphysys for services provided through the effective date of termination or to be provided under any then outstanding SOWs not expressly terminated in writing by Soliton

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

and shall not release Emphysys from its obligation to provide services under any then outstanding SOWs not expressly terminated in writing by Soliton.

4.    Adverse Business Conditions. Emphysys recognizes the value of a deeper partnership with Soliton and as such agrees to provide reasonable commercial flexibility in the Minimum Annual Budget in the event of a bona fide adverse business condition, defined as a [***]% or greater reduction in either Soliton’s planned capital raise or actual revenue generated (as provided in Soliton’s Board approved annual budget as of January 1st of each year), and as disclosed to Emphysys no later than December 31st of the prior year (“Adverse Business Condition”). If Adverse Business Conditions occurs during Years 1, 2 or 3, the Minimum Annual Budget for the following year shall be reduced by Emphysys by a percentage amount directly proportional to the actual reduction in capital raised, or revenue reduction caused by the Adverse Business Conditions.

5.    Exclusivity. Notwithstanding Section 2.13 of the Master Agreement, Emphysys hereby covenants that it will not perform or agree to perform services with any company other than Soliton in the area of arc-discharge driven acoustical shockwave generation for medical dermatological or aesthetic dermatological indications during the Term of this Addendum or any extension thereof, and for a period of six (6) months after the termination of this Addendum. This Section 5 shall survive any expiration or termination of this Addendum or the Master Agreement, except as set forth in Section 1(b) hereof due to a termination following a breach of this Addendum by Soliton. For the avoidance of doubt, “medical dermatological or aesthetic dermatological indications” shall include tattoo removal, the treatment of cellulite, the treatment of skin laxity, lipolysis, and the treatment of keloids.

6.    Entire Agreement. The purpose of this Addendum is to establish a closer and more focused cooperative development relationship the terms of which are hereby incorporated in and subject to the terms of the Master Agreement. Upon full execution of this Addendum, this Addendum shall be appended to the Master Agreement. This Addendum, together with the Master Agreement and any exhibits thereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof superseding all prior agreements. Nothing in this Addendum shall be construed to amend or alter the terms and conditions of the Master Agreement, which remains in full force and effect, except that, while this Addendum is in effect, (i) it is incorporated into and made a part of the Master Agreement, and (ii) to the extent that this Addendum is in anyway inconsistent with the terms of the Master Agreement, the terms of this Addendum shall govern all performance (which shall be indicated in any related SOW). Notwithstanding the foregoing, termination of this Addendum shall have no effect on the continued effectiveness of the Master Agreement, which may only be terminated in accordance with its terms.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

7.    Counterparts and Electronic/Facsimile Signatures. This Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Any signature on any notice or other document executed in connection with this Addendum may be transmitted by facsimile or my e-mail in PDF format and shall be treated for all purposes as an original document.

8.     Authority and Execution. Each person executing this Addendum on behalf of a party hereto represents and warrants that he is duly and validly authorized to do so on behalf of such party, with full right and authority to execute this Addendum and to bind such party with respect to all of its obligations hereunder.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Cooperative Development Addendum as of the date first set forth above.

SOLITON, LLC                     EMPHYSYS, INC.

By:    /s/ Lori Bisson                By:    /s/ Ali Shajii
Name:    Lori Bisson                    Name:    Ali Shajii
Title:    Executive Vice-President            Title:    President and CEO
And CFO

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]